SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                       FORM 8-K


                                   CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of the
                          Securities Exchange Act of 1934



                  Date of Report (Date of earliest event reported)

                                  February 14, 1996


               FREEPORT-MCMORAN RESOURCES PARTNERS, LIMITED PARTNERSHIP
                (Exact name of registrant as specified in its charter)


               Delaware                 1-9164                   72-1067072
         (State or other jurisdiction (Commission File       (I.R.S. Employer
              of incorporation)            Number)        Identification No.)


               1615 Poydras Street, New Orleans, Louisiana       70112
                (Address of principal executive offices)        (Zip Code)


           Registrant's telephone number, including area code: (504) 582-4000

          Item  5.  Other Events.

               On February 14, 1996, Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), entered into an Underwriting Agreement with Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc (a form of such Underwriting Agreement is included as Exhibit 1.1 to this Form 8-K) for the sale of $150,000,000 aggregate principal amount of 7% Senior Notes due 2008 in the form of a registered global security (the "Senior Notes"). The Senior Notes are a portion of the Debt Securities previously registered by FRP for offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Act"). The Senior Notes will be $150,000,000 in principal amount of unissued Debt Securities registered under Registration Statement No. 33-37441, which became effective on December 6, 1990.

               The Senior Notes are to be issued and sold under the terms of a Senior Indenture dated February 1, 1996 between the Company and Chemical Bank, as supplemented by a Supplemental Indenture dated February 14, 1996, which sets forth the terms and form of the Senior Notes (The Form of the Supplemental Indenture is included a Exhibit 4.1 to this Form 8-K).

               Item 7.   Financial Statements,  Pro  Forma  Information and
          Exhibits.

               The exhibits set forth below are filed herewith  and  relate
          to   the   Registrant's   Registration  Statement  on  Form  S-3,
          Registration No. 33-37441:

          1.1 Form of Underwriting Agreement dated February 14, 1996 among FRP and Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc providing for the sale of the Senior Notes.

          4.1 Form of Supplemental Indenture dated February 14, 1996 from FRP to Chemical Bank, as Trustee, providing for the issuance of the Senior Notes and supplementing the Senior Indenture dated February 1, 1996 from the Company to such Trustee, providing for the issuance of Debt Securities.

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Arthur Anderson LLP

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FREEPORT-McMoran RESOURCE PARTNERS,
                                          LIMITED PARTNERSHIP



                                        By:  /s/ Nancy D. Bonner
                                             _____________________________
                                             Name:  Nancy D. Bonner
          Dated: February 16, 1996           Title: Controller